Exhibit 99.1

CHAIN BRIDGE I SECURITIES TO COMMENCE SEPARATE TRADING

Burlingame, CA (December 29, 2021) – Chain Bridge I (NASDAQ: CBRGU) (the “Company”) announced today that separate trading of its Class A ordinary shares and redeemable warrants underlying the Company’s units would commence on or about December 31, 2021. The Class A ordinary shares and redeemable warrants will trade under the symbols “CBRG” and “CBRGW”, respectively. Units not separated will continue to be listed on the Nasdaq Global Market under the symbol “CBRGU”.

About Chain Bridge I

Chain Bridge I is a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to numerous risks and conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Michael Rolnick, Chief Executive Officer

Chain Bridge I

info@chainbg.com